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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-35656 and No. 333-45483) of Gradco Systems, Inc. of our report dated June 28, 2001 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

Grant Thornton LLP
Irvine, California
July 13, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS